UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2011

Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 414-319-8500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 22, 2011, Joy Global filed a Current Report on Form 8-K (the “Current Report)” to report the completion of the acquisition of LeTourneau. On September 2, 2011, Joy Global filed Amendment No. 1 to the Current Report to disclose LeTourneau’s historical financial statements and to provide investors with pro forma Joy Global financial statements giving effect to the acquisition of LeTourneau as of and for the six-month period ended April 29, 2011. This Amendment No. 2 to the Current Report is being filed to present the pro forma combined condensed statement of income of Joy Global to give effect to the acquisition of LeTourneau for the nine-month period ended July 29, 2011. As the acquisition of LeTourneau closed during this period, the balance sheet effect of the acquisition is disclosed on an actual basis in Joy Global’s Quarterly Report on Form 10-Q for the period ended July 29, 2011, which was filed with the U.S. Securities and Exchange Commission on September 7, 2011.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended July 29, 2011, showing the pro forma effects of Joy Global Inc.’s acquisition of LeTourneau, and related notes, are filed as Exhibit 99.1 to this report and incorporated herein by reference.

(d) Exhibits.

99.1	Pro Forma Combined Condensed Statement of Income for the nine months ended July 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: October 6, 2011	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller and Chief Accounting Officer